                            ARTICLES OF INCORPORATION

                                       of

                      ARTCRAFT INDUSTRIES ACQUISITION CORP.
                             an Arizona corporations

     The undersigned persons have associated themselves for the purpose of forming a corporation under the laws of Arizona and adopt the following Aricles of Incorporation.

     1. Name. The name of this Corporation is:

                 ARTCRAFT INDUSTRIES ACQUISITION CORP.

     2. Statutory Place of Business. The initial statutory place of business of the corporation shall be 401 West Baseline, Suite 204, Tempe, Arizona 85283

     3. Purpose and powers. This Corporation is organized for the transaction of any and lawful business for which corporations may be incorporated under the laws of the state of Arizona, as they may be amended from time to time.

     4. Initial Business. The general nature of the business proposed to be transacted initially by the Corporation shall be as contractor and subcontractor of seating products and components utilized in vehicles.

     5. Capital Stock. The authorized capital stock of the corporation shall be 10,000 shares of the Common Stock, $.01 par value.

          a. Consideration. Stock shall be issued when paid for in cash, past services, real property or personal property and shall, when issued, be fully paid for and forever nonassessable. The judgment of the Board of Directors as to the value or any property contributed or services rendered in exchange for stock shall be conclusive in the absence of fraud.

          b. Voting Rights. Except with respect to the election of directors where cumulative voting is required, the holders of the Common Stock shall be entitled one vote for each share held by them of record on the books of the Corporation.

     6. Statutory Agent. The corporation appoints Tiffany & Hoffmann, P.A., 500 Dial Tower, 1850 North Central Avenue, Phoenix, Arizona 85004, its statutory agent in and for the State of Arizona. This appointment may be revoked at any time by the Board of Directors authorizing and directing the filing with the Arizona Corporation Commission of a statement in accordance with A.R.S. Section 10-013(A) and (B).

     7. Board of Directors. The number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15) and may be altered from time to time as may be provided in the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the shareholders at any annual or special meeting, as shall be provided in the Bylaws.


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     The initial Board of Directors shall consist of two persons, who shall serve until his successor qualified according to the Bylaws, and whose name and address is:

          Name                                   Mailing Address
          ----                                   ---------------
          Stanley P. Desjardins                  10016 South 51st Street
                                                 Phoenix, Arizona 85044

          Donald Townsend                        401 West Baseline
                                                 Suite 204
                                                 Tempe, Arizona 85283

     8. Incorporators. The names and addresses of the undersigned incorporators are:

          Name                                   Mailing Address
          ----                                   ---------------
          Bradley P. Forst, Esq.                 500 Dial Tower
                                                 1850 North Central
                                                 Phoenix, Arizona 85004

          Todd A. Christensen                    500 Dial Tower
                                                 1850 North Central
                                                 Phoenix, Arizona 85004

     All powers, duties and responsibilities of the incorporators in their capacity as such shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

     9. Director Conflicts of Interest. To the extent permitted and in accordance with A.R.S. Section 10-041, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose.

     10. Elimination of Director Liability. The personal liability of the directors shall be eliminated to the fullest extent permitted by the General Corporation Law of Arizona. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     11. Powers of the Board of Directors. All of the powers of this Corporation, insofar as the same may lawfully be vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.


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     IN WITNESS WHEREOF, the following incorporators have signed these Articles of Incorporation on this 23 day of Sept, 1994.


                                                        /s/ Bradley P. Forst
                                                        ------------------------
                                                        BRADLEY P. FORST


                                                        /s/ Todd A. Christensen
                                                        ------------------------
                                                        TODD A. CHRISTENSEN


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

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         SIMULA ARTCRAFT INDUSTRIES INC.

     Pursuant to the provisions of A.R.S. Sections 10-1001, et. seq., the undersigned Corporation adopts the following amendment to its Articles of
Incorporation:

1. The name of the Corporation is Simula Artcraft Industries Inc. (the "Corporation").

2. This Amendment to the Articles of Incorporation amends the provisions of the Articles of Incorporation of the Corporation filed with the Arizona Corporation Commission on September 23, 1994 (as previously amended, the "Articles of Incorporation"), and was duly adopted by the Board of Directors and shareholders of the Corporation in accordance with the applicable provisions of Sections 10-1001 through 10-1009 of the Arizona. Revised Statutes.

     a. Article 1 is hereby amended by deleting such Article 1 in its entirety and replacing the deleted Article 1 with the following:

          1.   Name. The name of the corporation is SAI Capital Corp.

     b. Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as filed with the Arizona Corporation Commission and as amended prior to the date hereof.

3. The number of shares of the no par value common stock ("Common Stock") of the corporation issued and outstanding at the time of such adoption and entitled to vote thereon was Five Thousand (5,000) shares of Common Stock.

4. Five thousand (5,000) shares of Common Stock voted for the amendment, and zero (0) shares of Common Stock voted against the amendment.

5. The number of shares of Common Stock cast for the amendment was sufficient for approval by that voting group.

     DATED this 6 day of February, 2002.

                          SIMULA TRANSPORTATION EQUIPMENT
                          CORPORATION, an Arizona corporation, on its own behalf and its subsidiary, SIMULA ARTCRAFT INDUSTRIES INC.


                          By:    /s/ Mari I. Valenzuela
                                 -----------------------------
                          Name:  Mari I. Valenzuela
                          Title: Secretary

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            ARTCRAFT INDUSTRIES CORP.

     Pursuant to the provisions of A.R.S. Sections 10-1O01,et. seq., the undersigned Corporation adopts the following amendment to its Articles of
Incorporation:

1.   The name of the Corporation is Artcraft Industries Corp. (the
     "Corporation").

2. This Amendment to the Articles of Incorporation amends the provisions of the Articles of Incorporation of the Corporation filed with the Arizona Corporation Commission on September 23,1994 (as previously amended, the "Articles of Incorporation"), and was duly adopted by the Board of Directors and shareholders of the Corporation in accordance with the applicable provisions of Sections 10-1001 through 10-1009 of the Arizona Revised Statutes.

     a. Article 1 is hereby amended by deleting such Article 1 in its entirety and replacing the deleted Article 1 with the following:

          1.   Name. The name of the corporation is Simula Artcraft Industries
               Inc.

     b. Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as filed with the Arizona Corporation Commission and as amended prior to the date hereof.

3. The number of shares of the no par value common stock ("Common Stock") of the corporation issued and outstanding at the time of such adoption and entitled to vote thereon was Five Thousand (5,000) shares of Common Stock.

4. Five thousand (5,000) shares of Common Stock voted for the amendment, and zero (0) shares of Common Stock voted against the amendment.

5. The number of shares of Common Stock cast for the amendment was sufficient for approval by that voting group.

     DATED this 1st day of March, 2000.

                                        SIMULA TRANSPORTATION EQUIPMENT
                                        CORPORATION, an Arizona corporation


                                        By: /s/ Bradley P. Forst
                                            ------------------------------------
                                        Name: Bradley P. Forst
                                        Title: Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      ARTCRAFT INDUSTRIES ACQUISITION CORP.

     Pursuant to Section 10-058 et seq. including Section 10-061 of the Arizona General Corporation Law, ARTCRAFT INDUSTRIES ACQUISITION CORP., an Arizona corporation, hereby amends its Articles of Incorporation as follows:

FIRST: Article One of the Articles of Incorporation is hereby amended to read as follows:

        "The name of the corporation is Artcraft Industries Corp."

SECOND: This amendment was adopted by the board of directors and sole shareholder of Artcraft Industries Acquisition Corp. pursuant to Sections 10-058 et seq. of the Arizona General Corporation Law on September 29, 1994

THIRD: The shares outstanding and entitled to vote on the amendment were 5,000 shares of Common Stock, and no other shares were entitled to vote as a class or series.

FOURTH: The number of shares voted for the amendment was 5,000, the number of shares voted against was 0 and the number of shares that abstained from voting was 0.

FIFTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares nor effect a change in the amount of stated capital of Artcraft Industries Acquisition Corp.

     IN WITNESS WHEREOF, the undersigned officers hereby certify this 29th day of September 1994 that the foregoing amendment has been duly adopted in accordance with Sections 10-058 et seq. of the Arizona General Corporation Law.


                                              By: /s/ Donald W. Townsend
                                                  ------------------------------
                                                  Donald W. Townsend, President


                                              By: /s/ Kevin Clark
                                                  ------------------------------
                                                  Kevin Clark, Secretary


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